CONSULTANT AGREEMENT

This Consultant Agreement (the "Agreement") is made effective as of February 15, 2007, by and between Atrisco Oil and Gas, LLC (the "Company") and Peter Sanchez (the "Consultant") (collectively referred to as the "Parties"),

The Parties agree as follows:

1. SERVICES: Company shall employ Consultant in the position of Chief Executive Officer. Consultant's duties shall include: All business development, marketing, public relations and administrative duties consistent with the By-Laws of Atrisco Oil and Gas, LLC, as well as any other duties as may be assigned by Company from time to time.

2. INDEPENDENT CONTRACTOR: In the performance of consulting services hereunder, Consultant shall be an independent contractor with the sole authority to control and direct the performance of the details of the services. Company is interested only in the results obtained. Nothing herein shall be construed to create an Employer-Employee relationship between Company and Consultant

3. CONSULTANT COMPENSATION/BENEFITS: For services provided, Company will pay Consultant an annual salary of $25,000.00, paid twice a month. Consultant shall be eligible during the term of this Agreement to receive an annual increase in compensation of three percent (3%).

4. EXPENSES: Company will reimburse Consultant for reasonable benefits incurred by Consultant in the performance of his duties. Reimbursement will be handled in accordance with Company's normal practices and policies.

5. LAWS AND REGULATIONS: Consultant shall secure all permits or licenses required by law for performing the services hereunder, and Consultant shall comply with all laws and regulations pertaining to the services hereunder. Without limiting the generality of the foregoing, Consultant shall be responsible for complying with all local, state, and federal tax laws and regulations, and for the payment of all payroll, income, social security, unemployment and other taxes.

6. CONFIDENTIALITY: Consultant acknowledges that he may have access to Company's confidential and proprietary information. Such confidential information may include, without limitation, i) business and financial information, ii) business methods and practices, iii) personal information about any one or more of the heirs of the Atrisco Land Grant, iv) marketing strategies and other such information as the Company may designate as confidential ("Confidential Information"). Consultant agrees to not disclose to any other person (unless required by law) or use for personal gain any Confidential Information at any time during or after the termination of employment, unless Company grants express, written consent of such a disclosure. In addition, Consultant will use his best efforts to prevent any such disclosure. Confidential information will not include information that is in the public domain, unless such information falls into public domain through Consultant's unauthorized actions.

7. OTHER RULES AND POLICIES: Consultant agrees to abide by any other rules, policies or procedures as communicated by Company that are generally applicable to consultants of Company.

8. TERM AND TERMINATION: This is a contract for services between Company and Consultant for a period of four (4) years from the effective date of the Agreement. This Agreement may be terminated prior to the expiration of the Term of this Agreement by either party upon ninety (90) days written notice to the other. If Company shall so terminate this Agreement prior to the expiration of the Term, Consultant shall be entitled to compensation to the end of the Term or for one (1) month after termination (the "Severance Period") whichever results in a greater value of compensation. If Company or Consultant terminates this Agreement prior to the expiration of the Term, Consultant shall be paid as additional termination compensation during the Severance Period, in the form of reimbursement of expenses incurred to the date of termination. If Consultant becomes unable to perform his duties in a timely manner under this Agreement for a period of thirty (30) days, because of illness or disability or any other reason, Company may terminate this Agreement and in such event Company shall continue to pay Consultant's salary for a period of ninety (90) days thereafter or until Consultant's disability insurance, if any, commences payments whichever comes first. If Consultant materially breaches this Agreement or willfully or negligently fails to perform any of his obligations under this Agreement or commits any dishonest or fraudulent act or is convicted of a felony criminal offense, Company may terminate employment without notice and with compensation to Consultant only to the date of such termination; provided, however, if Consultant is alleged to have breached the terms of this Agreement as set forth above, Consultant shall be given written notice of such breach and an opportunity to respond in person or in writing, at the option of Consultant within seven (7) days of receipt of such notice before such termination shall become effective. At Company's option, Consultant may be suspended with pay during the seven (7) day response period.

9.  RETURN OF PROPERTY: Upon termination of employment, Consultant will return to Company all drawings, documents, and other tangible manifestations of Confidential Information (and all copies and reproductions thereof). In addition, Consultant will return any other property belonging to Company including without limitation: computers, office supplies, money and documents.

10. CONTINUING OBLIGATIONS: Notwithstanding the termination of Consultant whether voluntarily or involuntarily, the provisions of paragraph 6 and 9 of this Agreement will continue in full force and effect following such termination.

11. BINDING EFFECT: The covenants and conditions contained in the Agreement shall apply to and bind the Parties and the heirs, legal representatives, successors and permitted assigns of the Parties.

12. CUMULATIVE RIGHTS: The Parties' rights under this Agreement are cumulative, and shall not be construed as exclusive of each other unless otherwise required by law.

13. WAIVER: The failure of either party to enforce any provisions of this Agreement shall not be deemed a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

14. SEVERABILITY: If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any statute, ordinance or court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

15. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the Parties and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Agreement. This Agreement may be modified in writing and must be signed by both Consultant and Company.

16. NOTICE: Any notice required or otherwise given pursuant to this Agreement shall be in writing and mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service, addressed as follows:

Company:

Atrisco Oil and Gas, LLC

401 Coors Blvd NW

Albuquerque, New Mexico 87121

Consultant:

Peter Sanchez

4921 Star Kachina NW

Albuquerque, New Mexico 87120

Either party may change such addresses from time to time by providing notice as set forth above.

17. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico.

18. DISPUTE RESOLUTION. If any dispute arises between the parties with respect to this Agreement, the parties agree to seek to resolve the dispute through mediation prior to initiating any legal action. The mediator shall be chosen by mutual agreement of the parties.  If the parties are unable to agree on the selection of a mediator, then they shall request the Chief judge of the Second Judicial District Court, Bernalillo County, New Mexico to appoint a mediator. The cost of the mediation, including the mediator's fees, shall be shared equally by the parties. Each party shall pay its own attorneys fees.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

ATRISCO OIL & GAS, LLC:

/s/ Ray Mares, Jr.	3/2/07
Signature	Date
Ray Mares, Jr.
Name
Chairman
Position

/s/ Charles V. Pena
Signature
Charles V. Pena
Name
Board member
Position

/s/ Randolph M. Sanchez
Signature
Randolph M. Sanchez
Name
Board Member
Position

CONSULTANT:

/s/ Peter Sanchez	2/27/07
Signature	Date
Peter Sanchez
Name